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                                                                    EXHIBIT 10.3

           NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION AGREEMENT

      THIS NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION AGREEMENT ("Agreement"), dated as of September 8, 2004, is by and among each and all of the stockholders of WIRTHLIN WORLDWIDE, INC., a California corporation ("Wirthlin"), shown on the signature pages to this Agreement, and also including individually Richard B. Wirthlin and Joel White ("Stockholder(s)"), and HARRIS INTERACTIVE INC., a Delaware corporation ("Harris").

      WHEREAS, Stockholders beneficially own all of the issued and outstanding shares of Wirthlin common stock, par value $1.00 (the "Wirthlin Shares");

      WHEREAS, concurrently with the execution and delivery of this Agreement, Harris will acquire all of the Wirthlin Shares from Stockholders, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Harris, Capitol Merger Sub, LLC, a Delaware limited liability company of which Harris is the sole member, Wirthlin, and Stockholders (the "Merger Agreement"); and

      WHEREAS, the execution and delivery of this Agreement concurrently with the Merger Agreement is required by Sections 3.3.1(h) and 3.3.2(f) of the Merger Agreement.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Harris and Stockholders hereby agree as follows:

                            SECTION 1. - DEFINITIONS

      1.1 The following terms shall have the following meanings when used in this Agreement. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

            (a) "Acquired Business" means the business and affairs of the Acquired Companies as conducted prior to the Closing.

            (a) "Acquired Companies" means Wirthlin and its Subsidiaries, collectively.

            (a) "Agreement" has the meaning given to it in the first paragraph of this Agreement.

            (a) "Business Day" has the meaning given to it in the Merger Agreement.

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            (a)   "Closing" has the meaning given to it in the Merger Agreement.

            (a)   "Confidential Information" is defined in Section 2.1.

            (a) "Harris" has the meaning given to it in the first paragraph of this Agreement.

            (a) "Harris Business" means the business and affairs of the Harris Entities as conducted prior to the Closing.

            (a) "Harris Employee" means an employee of a Harris Entity including without limitation any person employed by a Harris Entity on the date of this Agreement or at any time thereafter during the term of this Agreement.

            (a) "Harris Entities" means Harris and its Subsidiaries (including the Surviving Entity), collectively

            (a) "Merger Agreement" has the meaning given to it in the second whereas clause of this Agreement.

            (a)   "Noncompetition Payment" has the meaning given to it in
Section 5.

            (a) "Party" means Harris or any of Stockholders and "Parties" means Harris and Stockholders.

            (a)   "Person(s)" has the meaning given to it in the Merger
Agreement.

            (a) "Stockholder(s)" has the meaning given to it in the first paragraph of this Agreement.

            (a) "Subsidiaries" has the meaning given to it in the Merger Agreement.

            (a) "Wirthlin" has the meaning given to it in the first paragraph of this Agreement.

            (a) "Wirthlin Shares" has the meaning given to it in the first whereas clause of this Agreement.

            SECTION 2. - ACKNOWLEDGMENTS BY SELLER AND STOCKHOLDERS

      2.1 Each Stockholder acknowledges that such Stockholder has occupied a position of trust and confidence with the Acquired Companies prior to the date hereof and has had access to, and has become familiar with, some of the following information relating to the Acquired Business, whether or not such information is embodied in writing or other physical form or is retained in the memory of any Stockholder (collectively the "Confidential Information"):

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            (a)   any and all information and material proprietary to the
Acquired Companies, not generally known or available to the public, or that is a trade secret within the meaning of applicable law, in each case in which any of the Acquired Companies has any interest or rights now or in the future, including without limitation the Acquired Companies' business strategies, client lists, supplier lists, partners, agreement terms, pricing, databases, products, designs, processes, systems, methods, concepts, trade secrets, know-how, data, technical plans, drawings, information, computer software and programs (including object code and source code), applications, inventions, formulas, technology, plans, research and development, and anything else that might be construed as proprietary or confidential in nature;

            (b) all historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, contractors, agents, suppliers and potential suppliers, personnel training and techniques and materials, and purchasing methods and techniques; and

            (c) all notes, analysis, compilations, studies, summaries and other material prepared by or for the Acquired Companies containing or based, in whole or in part, upon any information included in the foregoing; and

      Notwithstanding the terms of subsections (a) through (c) above, Confidential Information shall not include information and material (a) publicly available through no breach by any Stockholder of any confidentiality obligation to the Acquired Companies, (b) released by any Stockholder with a written waiver of confidentiality, (c) lawfully obtained from third parties, or (d) previously known or developed by third parties independently of the Acquired Companies and any Stockholder provided that such knowledge or development can be independently substantiated.

      2.2   Each Stockholder acknowledges that:

            (a)   the Acquired Business is international in scope;

            (b) the products and services related to the Acquired Business are marketed throughout the world;

            (c) the Acquired Business competes with other businesses that are, or could be, located in any part of the world;

            (d) Harris has required that each Stockholder make the covenants set forth in Sections 3 and 4 as a condition to Harris' purchase of the Wirthlin Shares and payment of the Noncompetition Payment;

            (e) the provisions of Sections 3 and 4 are reasonable and necessary to protect and preserve Harris' operation of the Acquired Business from and after the Closing; and

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            (f)   Harris would be irreparably damaged if any Stockholder were to breach any of the covenants set forth in Sections 3 and 4.

                     SECTION 3. - CONFIDENTIAL INFORMATION

      3.1 Each Stockholder acknowledges and agrees that the protection of the Confidential Information is necessary to protect and preserve the value of the Acquired Business. Therefore, each Stockholder hereby agrees not to disclose any Confidential Information to any Persons or use any Confidential Information for his or its own account or for the benefit of any third party, unless, and limited to extent that, (a) the Confidential Information is or becomes generally known to, and available for use by, the public (other than as a result of any of the Acquired Companies' or any Stockholder's fault or the fault of any other Person bound by a duty of confidentiality to Harris or any of the Acquired Companies) or (b) Harris consents in writing to such disclosure or use.

      3.2 Each of the Stockholders shall deliver to Harris, at any time that Harris may request, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), that contain Confidential Information and any other Confidential Information that such Stockholder may then possess or have under his (or its) control.

                SECTION 4. - NONCOMPETITION AND NONSOLICITATION

      4.1 As an inducement for Harris to enter into this Agreement and to pay the Noncompetition Payment, Stockholder agrees that for a period of two (2) years after the Closing no Stockholder will knowingly (including without limitation after notification by Harris), directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, serve as a director of, or be a consultant or independent contractor for, or render services or advice to, or guarantee any obligation of, any Person engaged in or with the assistance of Stockholder directly planning to become engaged in any industry or any other business whose products or activities compete anywhere in the world in whole or in part with the Acquired Business or the Harris Business; provided, however, that any Stockholder may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Each Stockholder agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

      4.2 As a further inducement for Harris to enter into this Agreement and to pay the Noncompetition Payment, Stockholder agrees that for a period of two
(2) years after the Closing, each Stockholder agrees not to, directly or indirectly:

      (a) induce or attempt to so induce any Harris Employee to leave the employ of a Harris Entity;

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            (b)   in any way interfere with the employment relationship between a Harris Entity and any Harris Employee;

            (c) hire, offer employment to, employ or otherwise engage as an employee, independent contractor or otherwise any Harris Employee, unless the applicable Harris entity gives its written consent to such offer, employment or relationship, or unless at least six months have passed since such person's employment relationship with Harris was terminated; or

            (d) induce or attempt to induce any customer, supplier, licensee or other Person to cease doing business with a Harris Entity or in any way materially interfere with the relationship between any such customer, supplier, licensee or other business entity and a Harris Entity.

      4.3 Each Stockholder agrees that he (or it) will not, directly or indirectly, solicit the business of any Person known to such Stockholder to be a customer of the Harris Entities, whether or not such Stockholder had personal contact with such Person, with respect to products or activities which compete in whole or in part with the Harris Business or the Acquired Business.

                           SECTION 5. - COMPENSATION

      5.1 As additional consideration for the covenants in Section 4 of this Agreement, Harris will pay Stockholders an aggregate of five hundred thousand dollars ($500,000) (the "Noncompetition Payment") via wire transfer at the Closing as directed by the Stockholders in writing delivered to Harris.

                         SECTION 6. - INJUNCTIVE RELIEF

      6.1 In addition to Harris' right to damages and any other rights it may have at law, Harris shall be entitled to obtain injunctive and/or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4, it being agreed by each of Stockholders that money damages alone would be inadequate to compensate Harris and would be an inadequate remedy for such breach.

                              SECTION 7. - NOTICES

      7.1 Notices. All notices, consents, waivers, and other communications required or permitted by this Agreement shall be in writing and shall be deemed given when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) received or rejected by the addressee, if sent by certified mail, return receipt requested. In the case of notices to Stockholders, in each case such notice shall be to the address and marked to the attention of the person (by name or title) designated in Wirthlin Corresponding Exhibit 9.4 to the Merger Agreement, and in the case of Richard B. Wirthlin to the address designated for the Wirthlin Family Trust in such Wirthlin Corresponding Schedule, and in the case of Joel White, to the address designated for the White Family Living Trust in such Wirthlin

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Corresponding Schedule (or to such other address or person as a Party may designate by notice to the other Parties). In the case of notices to Harris, such notice shall be to the address designated in Section 9.4 of the Merger Agreement.

                 SECTION 8. - JURISDICTION; SERVICE OF PROCESS

      Any proceeding arising out of or relating to this Agreement may be brought in the state courts, or Federal courts if they can acquire jurisdiction, sitting in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court, and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court. The Parties agree that any of them may file a copy of this Section 8 with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum. Process in any proceeding referred to in the first sentence of this Section may be served on any Party anywhere in the world.

                    SECTION 9. - WAIVER; REMDIES CUMULATIVE

      9.1 Obligations Several. The duties and obligations of the Stockholders hereunder are several. Each Stockholder shall be solely responsible for any breach of its own duties and obligations hereunder, and no Stockholder shall be liable or responsible for any breach by another Stockholder of any duty or obligation contained herein.

      9.2 Cumulative Rights. The rights and remedies of the Parties are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                SECTION 10. - ENTIRE AGREEMENT AND MODIFICATION

      This Agreement, the Merger Agreement, the Harris Closing Documents, the Wirthlin Closing Documents, the Stockholder Closing Documents, and all other documents delivered pursuant to this Agreement constitute the complete and exclusive statement of the terms of the agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements, whether written or oral, between the Parties with respect to the subject matter hereof and thereof. This Agreement may not be amended except by a written agreement executed by Harris and the Stockholders.

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       SECTION 11. - ASSIGNMENTS, SUCCESSORS, AND NO THIRD PARTY RIGHTS.

      No Stockholder may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Harris. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 11. No assignment by operation of law due to a merger or consolidation, and no change of control, shall be deemed to be an assignment hereunder.

                          SECTION 12. - SEVERABILITY.

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  SECTION 13. - SECTION HEADINGS, CONSTRUCTION

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Sections" refer to the corresponding Sections of this Agreement. This Agreement has been prepared by Harris and each Stockholder, and each acknowledge that: (a) they had the opportunity to be represented by legal counsel in the negotiation and drafting of this Agreement; and (b) that no ambiguity in this Agreement shall be construed against any Party as draftsperson.

                          SECTION 14. - GOVERNING LAW

      This Agreement will be governed by and construed under the laws of the State of Delaware without regard to conflicts of laws principles that would require the application of any other law.

                      SECTION 15. - EXECUTION OF AGREEMENT

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

      IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

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                            [SIGNATURE PAGE FOLLOWS]

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HARRIS INTERACTIVE INC.

By:  /s/ Robert E. Knapp
     ---------------------------

Its: Vice Chairman and CEO
     ---------------------------

       Signature Page to Non-competition Agreement dated September 9, 2004

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This Noncompetition, Nondisclosure and Nonsolicitation Agreement was signed by the following Stockholders of Wirthlin Worldwide, Inc. (individual signature pages have been omitted):

                                        Wirthlin Family Trust
                                        White Family Living Trust
                                        David Richardson
                                        James Haskins
                                        Dee Allsop
                                        Richard B. Wirthlin
                                        Joel A. White


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